UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2026

RENX ENTERPRISES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Brickell Ave, Floor 11 Suite 109,

Miami FL 33131

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (786) 808-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2026 (the “Effective Date”), Norman Berry II Owner, LLC (“Norman Berry”), a limited liability company that is 50% owned by RenX Enterprises Corp. (the “Company”), entered into a Purchase and Sale Agreement (the “Sale Agreement”), with Arbour Valley Development, LLC (the “Purchaser”), pursuant to which, subject to the satisfaction of various closing conditions, including the Purchaser’s receipt of an allocation of tax credits from the Georgia State Agency (the “State Agency”) in the amounts requested or, as applicable, the Purchaser’s election not to file an application (the “Application”) with the State Agency for an allocation of tax credits and/or HOME Investment Partnership Program funds under the 2026 application round, Norman Berry agreed to sell and convey an approximately 7.7 acre parcel of land (the “Property”) located at East Point, Fulton County, Georgia to the Purchaser for an aggregate purchase price of $2.6 million (the “Purchase Price”).

Pursuant to the Sale Agreement: (i) within ten business days from the Effective Date, the Purchaser shall deliver $60,000 to an escrow agent as an earnest money deposit and (ii) provided that the Purchaser has accepted an award of tax credits from the State Agency, the Purchaser shall, within ten business days after the expiration of the Application Period (as such term is defined below), deliver an additional $60,000 to the escrow agent as an additional earnest money deposit. The foregoing earnest money deposits will remain fully refundable to the Purchaser until the Purchaser submits its Application to the State Agency (the “Pre-Application Period”) for an allocation of tax credits and/or HOME Investment Partnership Program funds under the 2026 application round for financing the development of the Property (expected on September 25, 2026). For purposes of the Purchase Agreement, the “Application Period” is the period from the expiration of the Pre-Application Period through the award date (expected in March 2027).

To the extent not refunded, the earnest money deposits will be credited against the Purchase Price at closing of the transaction. In the event that (i) the Purchaser elects not submit the Application to the State Agency, which the Purchaser shall notify Norman Berry of by September 25, 2026 or such later date published by the State Agency for submission of an Application, or (ii) the Purchaser does submit the Application and does not obtain an allocation of tax credits in the amounts requested, the Sale Agreement will terminate and be of no further force and effect, and the Purchaser shall receive a full refund of the earnest deposit.

Pursuant to the Sale Agreement, the Purchaser also has 180 days following the expiration of the Application Period to secure financing believed by it to be sufficient to fund the Purchase Price and the future development and operation of the Property (the “Financing Period”). In the event that the Purchaser, determines, in its sole discretion, that it is unable to secure sufficient funding during the Financing Period, the Purchaser may terminate the Sale Agreement and Norman Berry would retain the earnest money deposit.

Closing of the transaction is subject to the satisfaction of conditions customary for transactions of this type, including the Purchaser’s due diligence, the Purchaser securing certain state program allocations for its intended development of the Property, and the Purchaser obtaining sufficient funding. Subject to the satisfaction of such conditions, or a waiver thereof, the closing of the transaction shall be held on or before the date that is 120 days following the expiration of the Financing Period; provided, however, that the Purchaser shall have the right to extend the closing date up to two times by extension periods of 60 days by providing notice to Norman Berry and by depositing an additional, non-fundable, sum of $20,000 with the escrow agent for each such extension, which shall be credit toward the Purchase Price at closing of the transaction.

At closing of the transaction, of the $2.6 million Purchase Price, it is expected that Norman Berry will first apply approximately $800,000 of the proceeds, plus accrued interest, to repay two notes the Company holds against the Property, with the remaining approximately $1.8 million to be split between the members of Norman Berry, of which the Company’s 50% share is expected to be approximately $900,000. No assurances can be provided that the transaction will close or, even if it does, that Purchase Price funded at such closing will be allocated as set forth in this Current Report.

The foregoing description of the Sale Agreement is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated herein by reference. The representations, warranties and covenants contained in the Sale Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Sale Agreement and may be subject to limitations agreed upon by the contracting parties.

Item 7.01 Regulation FD Disclosure.

On August 21, 2026, the Company issued a press release (the “Press Release”) announcing the execution of the Sale Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished and shall not be deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed or furnished, as applicable, with this Report:

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Purchase and Sale Agreement, dated August 17, 2026, by and between Norman Berry II Owner, LLC and Arbour Valley Development, LLC.
99.1	Press Release, dated August 21, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2026	RENX ENTERPISES CORP.

	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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